Exhibit 99.1

        TUPPERWARE ANNOUNCES FIRST QUARTER SALES AND PROFIT SIGNIFICANTLY
               BETTER THAN EXPECTATIONS - RAISES FULL-YEAR OUTLOOK

    ORLANDO, Fla., April 27 /PRNewswire-FirstCall/ -- Tupperware Corporation (NYSE: TUP) announced today first quarter sales and profit significantly ahead of earlier guidance and increased its full-year outlook. This quarter is the fifth in a row that earnings per share improved over the previous year's quarter.

    Summary:

    * EPS up 62% to 40 cents including 2 cents favorable foreign exchange; guidance was 16-20 cents

    * Sales up 8% as reported and 6% in local currency; guidance was for a slight decrease

    * Average active sales force down 4%

    * Excluding re-engineering costs partially offset by a land sale gain, EPS up 87% to 43 cents; guidance was 25-29 cents. (See Non-GAAP Financial Measures reconciliation schedule)

    "We are pleased with profit improvements over last year and our previous guidance in all of our segments, particularly Tupperware North America," said Rick Goings, Chairman and Chief Executive Officer. "Additionally, sales came in ahead of our expectations in all segments. Compared with last year, Europe and Latin America contributed nicely and beauty sales continued to grow strongly in North America and internationally," Goings continued.

    Tupperware will conduct a conference call today at 10:00 am Eastern time. The conference call will be simulcast and archived, along with a copy of the news release, at http://www.tupperware.com .

    First Quarter Segment Highlights

    Europe

    Sales increased 10% as reported and were up 6% in local currency from France, the Nordics and Russia. Additionally, the quarter included higher business-to-business sales of $3.7 million. Germany, the largest market, was down due to a decline in average active sales force. The sales increase led to European profit being up 7% as reported and up 3% in local currency.

    Asia Pacific

    Sales were up 8% as reported and 6% in local currency primarily coming from growth in China and Australia. Sales in Japan declined as the Company continued to move the business back toward the party plan. The sales increase led to Asia Pacific profit being up $0.7 million.

    Latin America

    Sales increased 21% as reported and 24% in local currency due to growth in all markets. Profit was up $1.2 million in local currency, which yielded a 4 percentage point improvement in return on sales.

    North America

    Sales were down 17% due to a decline in the average active sales force. This sales level resulted in a loss of $3.8 million, which was a 71% decrease in the loss compared with last year. This improvement came from changes in the value chain to align costs with sales and reduce promotional costs, along with a $1.6 million reduction in the LIFO inventory reserve.

    The value chain improvements achieved in the first quarter were encouraging but this level of improvement from last year is not expected to continue. The roll out of the new compensation program was completed April 1 and may negatively affect sales in the second quarter. Therefore, the outlook for the near term is cautious, but improving trends are expected as the year progresses.

    BeautiControl North America

    Sales were up 37% on average active sales force growth of 24%. Both sales and the active sales force were at record levels. Profit for the quarter was up $3.3 million due to sales growth and the absence of $2.5 million of expenses last year for a legal matter and an executive retirement.

    Unallocated Costs

    Unallocated costs included higher incentive accruals of approximately $1.0 million offset by an insurance recovery related to an environmental matter.

    Full-Year Outlook

    * EPS raised 10 cents to $1.55-$1.65; includes 9 cents favorable foreign exchange
    * Sales up 3-4% as reported and up slightly in local currency
    * Significantly lower loss in Tupperware North America
    * 9 percentage point increase in the effective tax rate to about 22%
    * 8 cents of gains for land sales
    * 4 cents of re-engineering costs * Excluding land sales and re-engineering costs, EPS is expected to be $1.51-$1.61 vs. $1.41 in 2004.
   (See Non-GAAP Financial Measures outlookreconciliation schedule).

    Second Quarter Outlook

    * EPS of 40-43 cents vs. 40 cents last year; includes 5 cents favorable foreign exchange
    * Sales up 4-6% as reported and up slightly in local currency
    * 2-3 cents of re-engineering costs
    * Excluding re-engineering costs, EPS is expected to be 42-45 cents vs. 41 cents last year. (See Non-GAAP Financial Measures outlook reconciliation schedule).

    Tupperware Corporation, a $1.2 billion multinational company, is one of the world's leading direct sellers, supplying premium food storage, preparation and serving items to consumers in almost 100 countries through its Tupperware brand. In partnership with one million independent sales consultants worldwide, Tupperware reaches consumers through informative and entertaining home parties; retail access points in malls and other convenient venues; corporate and sales force Internet web sites; and television shopping. Additionally, premium beauty and skin care products are brought to customers through its BeautiControl brand in North America, Latin America and Asia Pacific. Consumers can access the brands' web sites at http://www.tupperware.com and http://www.beauticontrol.com.

    Tupperware stock is listed on the New York Stock Exchange (NYSE: TUP). Statements contained in this release which are not historical fact and use predictive words such as "outlook" or "target" are forward-looking statements. These statements involve risks and uncertainties which include recruiting and activity of the Company's independent sales forces, the success of new product introductions and promotional programs, the ability to obtain all government approvals on land sales, the success of buyers in attracting tenants for commercial developments, the effects of economic and political conditions generally and foreign exchange risk in particular and other risks detailed in the Company's report on Form 8-K dated April 10, 2001, as filed with the Securities and Exchange Commission.

    Non-GAAP Financial Measures

    The Company has utilized non-GAAP financial measures in this release, which are provided to assist in investors' understanding of the Company's results of operations. The adjustment items materially impact the comparability of the Company's results of operations. The adjusted information is intended to be more indicative of Tupperware's primary operations, and to assist investors in evaluating performance and analyzing trends across periods. The non-GAAP financial measures exclude gains on land sales and re- engineering costs primarily associated with shifting capacity from its South Carolina manufacturing facility to other facilities. While the Company is engaged in a multi-year program to sell land, this activity is not part of the Company's primary business operation. Additionally, the gains recognized in any given period are not necessarily indicative of gains which may be recognized in any particular future period. For this reason, these gains are excluded from indicated earnings per share amounts. Also, the Company periodically records exit costs as defined under Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" and other amounts related to rationalizing manufacturing and other re-engineering activities, and believes these amounts are similarly volatile and impact the comparability of earnings across quarters. Therefore, they are also excluded from indicated financial information to provide what the Company believes represents a more useful measure for analysis and predictive purposes.

                             TUPPERWARE CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

                                           14 Weeks Ended   13 Weeks Ended
                                               April 2,       March 27,
(In millions, except per share data)            2005            2004*
                                           --------------   --------------
Net sales                                  $        326.4   $        300.9
Cost of products sold                               114.5            103.7
Gross margin                                        211.9            197.2

Delivery, sales and administrative
 expense                                            175.6            177.7
Re-engineering and impairment charges                 6.0               --
Gains on disposal of assets                           3.4              1.4
Operating income                                     33.7             20.9

Interest income                                       0.6              0.5
Other income                                          0.1              0.3
Interest expense                                      4.3              3.2
Other expense                                         0.3               --

Income before income taxes                           29.8             18.5
Provision for income taxes                            5.9              4.0
Net income                                 $         23.9   $         14.5

Net income per common share:

Basic                                      $         0.41   $         0.25

Diluted                                    $         0.40   $         0.25

    *Certain prior year amounts have been reclassified on the consolidated statements of income to conform with current year presentation.

                             TUPPERWARE CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                   (UNAUDITED)

    (Amounts in millions, except per share)

                                        14 Weeks      13 Weeks
                                          Ended         Ended         Reported       Restated       Foreign
                                          Apr 2,        Mar 27,          %              %           Exchange
                                          2005           2004         Inc (Dec)      Inc (Dec)      Impact
                                      ------------   ------------   ------------   ------------   ------------

SALES

    Europe                            $      179.3   $      163.4             10              6   $        6.2
    Asia Pacific                              45.6           42.4              8              6            0.8
    Latin America                             27.7           22.9             21             24           (0.5)
    North America                             39.2           47.0            (17)           (17)           0.3
    BeautiControl North
     America                                  34.6           25.2             37             37             --

                                      $      326.4   $      300.9              8              6   $        6.8

SEGMENT PROFIT (LOSS)
    Europe                            $       38.5   $       36.1              7              3   $        1.3
    Asia Pacific                               1.3            0.6              +              +           (0.1)
    Latin America                              1.8            0.7              +              +           (0.1)
    North America                             (3.8)         (12.5)            71             71             --
    BeautiControl North
     America                                   2.8           (0.5)             +              +             --

                                              40.6           24.4             67             60            1.1

Unallocated expenses                          (4.3)          (4.6)            (7)
Hedge costs                                   (0.2)            --             --
Other income                                   3.4            1.4              +
Re-engineering and
 impairment charges                           (6.0)            --             --
Interest expense, net                         (3.7)          (2.7)            42

Income before taxes                           29.8           18.5             61
Provision for income taxes                     5.9            4.0             49

Net income                            $       23.9   $       14.5             65

Net income per common
 share (diluted)                      $       0.40   $       0.25             62

Average number of diluted
 shares                                       59.8           58.8

    *Certain prior year amounts have been reclassified on the condensed consolidated statements of income to conform with current year presentation.

                             TUPPERWARE CORPORATION
                   NON-GAAP FINANCIAL MEASURES RECONCILIATION
In millions except per share data)

                                               14 Weeks Ended                               13 Weeks Ended
                                                 Apr 2,2005                                  Mar 27, 2004
                                 ------------------------------------------   ------------------------------------------
                                                    Excl                                                        Excl
                                   Reported         Adj's          Adj's         Reported        Adj's          Adj's
                                 ------------   ------------   ------------   ------------   ------------   ------------
Segment profit (loss)

Europe                           $       38.5                  $       38.5   $       36.1                  $       36.1
Asia Pacific                              1.3                           1.3            0.6                           0.6
Latin America                             1.8                           1.8            0.7                           0.7
North America                            (3.8)           0.1a          (3.7)         (12.5)                        (12.5)
BeautiControl North America               2.8                           2.8           (0.5)                         (0.5)
                                         40.6            0.1           40.7           24.4             --           24.4

Unallocated expenses                     (4.3)                         (4.3)          (4.6)                         (4.6)
Hedge costs                              (0.2)                         (0.2)            --                            --
Other income                              3.4           (3.4)b           --            1.4           (1.4)b    --
Re-eng and impairment chgs               (6.0)           6.0c            --             --                            --
Interest expense, net                    (3.7)                         (3.7)          (2.7)                         (2.7)
Income before taxes                      29.8            2.7           32.5           18.5           (1.4)          17.1
Provision for  income taxes               5.9            1.1d           7.0            4.0           (0.3)d          3.7
Net income                       $       23.9   $        1.6   $       25.5   $       14.5   $       (1.1)  $       13.4

Net income per common share
 (diluted)                       $       0.40   $       0.03   $       0.43   $       0.25   $      (0.02)  $       0.23

    (a) Machinery relocation costs incurred in connection with shift of capacity from Hemingway, South Carolina to other manufacturing facilities.

    (b) Pretax gains from the sale of land held for development near the Company's Orlando, Florida headquarters were $3.4 million and $1.4 million in the first quarter of 2005 and 2004, respectively, and were recorded in other income.

    (c) Pre-tax re-engineering and impairment charges in the first quarter of 2005 of $6 million were primarily related to severance costs incurred to reduce headcount in the Company's Hemingway, South Carolina manufacturing facility.

    (d) Provision for income taxes represents the net tax impact of adjusted amounts.

    See note regarding non-GAAP financial measures in the attached press release.

                              TUPERWARE CORPORATION
           N0N-GAAP FINANCIAL MEASURES OUTLOOK RECONCILIATION SCHEDULE
                                 April 27, 2005

($ in millions, except per share amounts)

Full year ended Dec 25, 2004

                                                   Adjustments
                                           ----------------------------
                                             Land and                                      Exchange
                                             hurricane          Re-         Adjusted         rate
                                             insurance      engineering     before FX       impact
                                GAAP           gains           Costs         impact          (a)          Adjusted
                            ------------   ------------    ------------   ------------   ------------   ------------
Income before income
 taxes                      $      102.0   $      (13.1)   $        7.0   $       95.9   $        5.9   $      101.8

Income tax                          15.1           (5.1)            2.6           12.6            0.8           13.4

Net income                          86.9           (8.0)            4.4           83.3            5.1           88.4

Net income per common
 share (diluted)            $       1.48   $      (0.14)   $       0.07   $       1.41   $       0.09   $       1.50

Average number of
 diluted shares
(millions)                          58.9

Full year ended Dec 31, 2005 - Outlook

                                                                        Adjustments
                                          GAAP                -----------------------------             Adjusted
                                          Range                                     Re-                   Range
                              ----------------------------         Land         engineering    ---------------------------
                                   Low            High            gains            Costs            Low           High
                              ------------    ------------    ------------     ------------    ------------   ------------
Income before income taxes    $      120.1    $      127.7    $       (7.7)    $        3.8    $      116.2   $      123.8

     % vs prior year                                                    18%              25%             14%            22%

Income tax                            27.0            28.7            (3.0)             1.5            25.5           27.2

Net income                            93.1            99.0            (4.7)             2.3            90.7           96.6

Net income per common share
 (diluted)                    $       1.55    $       1.65    $      (0.08)    $       0.04    $       1.51   $       1.61

Average number of diluted
 shares (millions)                    59.9

% vs prior year                          5%             12%                                               1%             7%

Second Quarter 2005 - Outlook

                                                                        Adjustments
                                          GAAP                -----------------------------             Adjusted
                                          Range                                     Re-                   Range
                              ----------------------------         Land         engineering    ---------------------------
                                   Low            High            gains            Costs            Low           High
                              ------------    ------------    ------------     ------------    ------------   ------------
Income before income taxes    $       30.9    $       33.1    $         --     $        2.4    $       33.3   $       35.5

Income tax                             7.0             7.4              --              0.9             7.9            8.4

Net income                            23.9            25.7              --              1.5            25.4           27.1

Net income per common share
 (diluted)                    $       0.40    $       0.43    $         --     $       0.02    $       0.42   $       0.45

Average number of diluted
 shares (millions)                    60.0

    (a) Impact of current exchange rates; 2004 restated at rates used for the 2005 outlook

                             TUPPERWARE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS
                                   (UNAUDITED)

                                           Apr. 2,        Dec. 25,
(In millions)                               2005            2004
-------------------------------------   ------------    ------------
Cash and cash equivalents               $       94.7    $       90.9

Accounts receivable                            113.0           119.0
  Less allowances for doubtful
   accounts                                    (16.0)          (15.0)
                                                97.0           104.0

Inventories                                    166.4           163.0
Deferred income tax benefits, net               60.0            59.4
Non-trade amounts receivable                    28.8            35.8
Prepaid expenses                                14.2            12.9
  Total current assets                         461.1           466.0

Deferred income tax benefits, net              159.6           160.5

Property, plant and equipment                1,123.0         1,131.2
  Less accumulated depreciation               (914.7)         (915.2)

                                               208.3           216.0

Long-term receivables, net of
 allowances of
  $24.9 million at April 2, 2005 and
  $25.7 million at December 25, 2004            42.5            42.6
Goodwill                                        56.2            56.2
Other assets                                    41.4            41.9

  Total assets                          $      969.1    $      983.2

                             TUPPERWARE CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                   (UNAUDITED)

(Dollars in millions, except per           Apr. 2,        Dec. 25,
share amounts)                              2005            2004
--------------------------------------  ------------    ------------
Accounts payable                        $       67.4    $       91.0
Short-term borrowings and current
  portion of long-term debt                      5.1             2.6
Accrued liabilities                            190.6           198.5

  Total current liabilities                    263.1           292.1

Long-term debt                                 237.8           246.5
Accrued post-retirement benefit cost            35.3            35.3
Other liabilities                              125.9           118.4
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $0.01 par value,
   200,000,000 shares authorized;
   none issued                                    --              --
  Common stock, $0.01 par value,
   600,000,000 shares authorized;
   62,367,289 shares issued                      0.6             0.6
  Paid-in Capital                               26.1            25.6
  Subscription receivable                      (17.7)          (18.7)
  Retained earnings                            566.2           560.9
  Treasury Stock, 2,980,877 shares
   at April 2, 2005 and 3,542,135
   shares at December 25, 2004 at cost         (81.0)          (96.8)
  Unearned portion of restricted
   stock issued for future service              (2.6)           (2.9)
  Accumulated other comprehensive
   loss                                       (184.6)         (177.8)

  Total shareholders' equity                   307.0           290.9

  Total liabilities and
   shareholders' equity                 $      969.1    $      983.2

                             TUPPERWARE CORPORATION
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                            14 weeks ended     13 weeks ended
                                               April 2,           March 27,
(In millions)                                    2005               2004
-----------------------------------------   ---------------    ---------------
OPERATING ACTIVITIES
     Net income                             $          23.9    $          14.5
     Adjustments to reconcile net
      income to net cash provided
      by operating activities:
          Depreciation and
           amortization                                13.0               12.7
          Net gains on disposal of assets              (3.3)              (1.1)
          Provision for bad debts                       1.4                0.9
          Net impact of writedown of
           inventories and change in LIFO
           reserve                                     (1.3)               2.2
     Changes in assets and liabilities:
        Decrease in accounts receivable                 2.3               10.5
        Increase in inventories                        (6.1)             (10.1)
        Decrease in accounts payable
         and accrued liabilities                      (30.9)              (5.6)
        Increase (decrease) in income
         taxes payable                                  2.2               (2.9)
        Increase in net deferred
         income taxes                                  (0.3)              (7.4)
   Net cash impact from hedge activity                  2.2               (0.2)
   Other, net                                           4.2                2.6
        Net cash provided by
         operating activities
                                                        7.3               16.1

INVESTING ACTIVITIES
     Capital expenditures                              (9.4)              (9.6)
     Proceeds from disposal of
      property, plant & equipment                       6.6                2.2

        Net cash used in investing
         activities                                    (2.8)              (7.4)

FINANCING ACTIVITIES
     Dividend payments to shareholders                (12.9)             (12.9)
     Proceeds from exercise of stock
      options                                          10.9                0.7
     Proceeds from payments of
      subscriptions receivable                          0.2                 --
     Net increase (decrease) in
      short-term debt                                   2.2               (2.0)

       Net cash provided by (used in)
        financing activities                            0.4              (14.2)

Effect of exchange rate changes on
 cash and cash equivalents                             (1.1)                --

Net increase (decrease) in cash and
 cash equivalents                                       3.8               (5.5)

Cash and cash equivalents at
 beginning of period                                   90.9               45.0

Cash and cash equivalents at end of
 period                                     $          94.7    $          39.5

Supplemental disclosure:
Loans settled with common stock             $           0.8    $           0.6

                             TUPPERWARE CORPORATION
                            SUPPLEMENTAL INFORMATION
                        First Quarter Ended April 2, 2005

Sales Force Statistics (a):                          AVG.
Segment                         DIST.     %CHG.     ACTIVE      %CHG.     TOTAL    %CHG.
----------------------------   -------   -------    -------   -------    -------   ------
Europe                             717         3     67,954        (6)   242,610        4
Asia Pacific                       683        --     34,449       (11)   301,789       (1)
Latin America                      183        (2)    53,225        --    240,006        4
North America                      320       (11)    10,037       (35)    99,965       (1)
 Tupperware                      1,903        (1)   165,665        (8)   884,370        2
BeautiControl N.A                  n/a       n/a     34,921        24     93,022       31
 Total                           1,903        (1)   200,586        (4)   977,392        4

    (a) As collected by the Company and provided by distributors and sales force.

             UNAUDITED SELECTED FINANCIAL DATA FIRST QUARTER 2005

                                    ($ in millions)

Cash                       $  94.7      Net Debt to Capital Ratio(b)        33%
Net Current Receivables       97.0      Equity                         $ 307.0
Net Inventory                166.4      Capital Expenditures               9.4
Short-Term Debt                5.1      Depreciation and Amortization     13.0
Long-Term Debt               237.8

    (b) Net debt is defined as total debt less cash on hand. Capital is defined as total debt less cash on hand plus shareholders' equity.

SOURCE  Tupperware Corporation
    -0-                             04/27/2005
    /CONTACT: Jane Garrard of Tupperware Corporation, +1-407-826-4522 / /Web site: http://www.tupperware.com
                http://www.beauticontrol.com /
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